CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 14, 2013, relating to the August 8, 2013 financial statements of Grosvenor Registered Multi-Strategy Fund (W), LLC which appear in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

August 14, 2013